Ex 4.1i
NINTH SUPPLEMENTAL INDENTURE

THIS NINTH SUPPLEMENTAL INDENTURE dated as of April ___, 2009 among CRC Health Corporation, a Delaware corporation (the “Company”), the Guarantors, Loan Holdings, LLC, a Delaware limited liability company, Loan Administration, LLC, a Delaware limited liability company and Lone Star Expeditions, Inc. a Delaware corporation (each, a “New Guarantor” and collectively, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 6, 2006 (the “Indenture”), providing for the issuance of $200 million aggregate principal amount of the Company’s 10.75% Senior Subordinated Notes due 2016 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2006 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 28, 2006 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of October 24, 2006 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of November 17, 2006 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of April 27, 2007 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of July 26, 2007 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of May 29, 2008 (the “Seventh Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of November 18, 2008 (the “Eighth Supplemental Indenture”);

WHEREAS, the Company and the Guarantors propose to further amend and supplement the Indenture to join the New Guarantors, each a direct or indirect subsidiary of the Company, as a party to the Indenture, as a Guarantor thereunder;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company and the Trustee may amend, waive or supplement the Indenture, the Notes or the Guarantees without the consent of any Holders to make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

WHEREAS, the Company, each Guarantor and the New Guarantors have been authorized by their respective board of directors, managers, members, partners, or general partners, as applicable, to enter into this Ninth Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the respective certificates of incorporation, certificates of formation, limited liability company agreements, partnership agreements, limited partnership agreements, by-laws and other organizational documents of the Company, each Guarantor and the New Guarantors to make this Ninth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

WHEREAS, pursuant to Section 8.06 of the Indenture, the Trustee is authorized to execute and deliver this Ninth Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Ninth Supplemental Indenture;

NOW, THEREFORE, for in consideration of the premises herein contained and in order to effect the proposed amendment to join the New Guarantors to the Indenture pursuant to Section 8.01 of the Indenture, the Company, the New Guarantors and the Guarantors agree with the Trustee as follows:

ARTICLE I

Amendment of Indenture

1.1. Amendment of Indenture.  As of the date hereof, this Ninth Supplemental Indenture amends the Indenture by joining the New Guarantors as parties to the Indenture, each as a Guarantor thereunder.

1.2. Execution and Delivery of Note Guarantee.  Upon the effectiveness of this Ninth Supplemental Indenture, each New Guarantor agrees that a notation of its Guarantee substantially in the form attached as Exhibit G to the Indenture, will be endorsed by a duly authorized officer of such New Guarantor on each Note authenticated and delivered by the Trustee under the Indenture.

ARTICLE II

Miscellaneous Provisions

2.1. Instruments to be Read Together.  This Ninth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and this Ninth Supplemental Indenture shall henceforth be read together.

2.2. Confirmation.  The Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and further amended and supplemented by this Ninth Supplemental Indenture is in all respects confirmed and preserved.

2.3. Terms Defined.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.4. Counterparts.  This Ninth Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.5. Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

2.6. Effectiveness.  The provisions of this Ninth Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

2.7. Trust Indenture Act Controls.  If any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this Ninth Supplemental Indenture by the Trust Indenture Act, the required or incorporated provision shall control.

2.8. Governing Law.  THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

2.9. Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company, the Guarantors and the New Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the undersigned have executed this Ninth Supplemental Indenture this ___ day of April, 2009.

CRC HEALTH CORPORATION

By:
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

CORPORATE SUBSIDIARIES:

4therapy.com NETWORK
ADVANCED TREATMENT SYSTEMS, INC.
ATS OF CECIL COUNTY, INC.
ATS OF DELAWARE, INC.
ATS OF NORTH CAROLINA, INC.
BATON ROUGE TREATMENT CENTER, INC.
BECKLEY TREATMENT CENTER, INC.
BGI OF BRANDYWINE, INC.
BOWLING GREEN INN OF PENSACOLA, INC.
BOWLING GREEN INN OF SOUTH DAKOTA, INC.
CAPS OF VIRGINIA, INC.
CARTERSVILLE CENTER, INC.
CHARLESTON TREATMENT CENTER INC.
CLARKSBURG TREATMENT CENTER, INC.
COMPREHENSIVE ADDICTION PROGRAMS, INC.
CORAL HEALTH SERVICES, INC.
CRC ED TREATMENT, INC.
CRC HEALTH OREGON, INC.
CRC HEALTH TENNESSEE, INC.
CRC HEALTH MANAGEMENT, INC.
CRC WEIGHT MANAGEMENT, INC.
CRC CALIFORNIA RD, INC.
EAST INDIANA TREATMENT CENTER, INC.
EVANSVILLE TREATMENT CENTER INC.
GALAX TREATMENT CENTER, INC.
GREENBRIER TREATMENT CENTER, INC.
HUNTINGTON TREATMENT CENTER, INC.
INDIANAPOLIS TREATMENT CENTER, INC.
JAYCO ADMINISTRATION, INC.
JEFF-GRAND MANAGEMENT CO., INC.
KANSAS CITY TREATMENT CENTER, INC.

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

MINERAL COUNTY TREATMENT CENTER, INC.
MWB ASSOCIATES-MASSACHUSETTS, INC.
NATIONAL SPECIALTY CLINICS, INC.
NSC ACQUISITION CORP.
PARKERSBURG TREATMENT CENTER, INC.
RICHMOND TREATMENT CENTER, INC.
SAN DIEGO HEALTH ALLIANCE
SHELTERED LIVING INCORPORATED
SIERRA TUCSON INC.
SOBER LIVING BY THE SEA, INC.
SOUTHERN INDIANA TREATMENT CENTER INC.
SOUTHERN WEST VIRGINIA TREATMENT CENTER, INC.
SOUTHWEST ILLINOIS TREATMENT CENTER, INC.
STONEHEDGE CONVALESCENT CENTER, INC.
TRANSCULTURAL HEALTH DEVELOPMENT, INC.
TREATMENT ASSOCIATES, INC.
VIRGINIA TREATMENT CENTER, INC.
VOLUNTEER TREATMENT CENTER, INC.
WCHS OF COLORADO (G), INC.
WCHS, INC.
WHEELING TREATMENT CENTER, INC.
WHITE DEER REALTY, LTD.
WHITE DEER RUN, INC.
WICHITA TREATMENT CENTER INC.
WILLIAMSON TREATMENT CENTER, INC.
WILMINGTON TREATMENT CENTER, INC.

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

ASPEN EDUCATION GROUP, INC.
ASPEN YOUTH, INC.
AYS MANAGEMENT, INC.
AHS OF IDAHO, INC.
CAMP HUNTINGTON, INC.
SUWS OF THE CAROLINAS, INC.
WILDERNESS THERAPY PROGRAMS, INC.
MOUNT BACHELOR EDUCATIONAL CENTER, INC.
NEW LEAF ACADEMY, INC.
NORTHSTAR CENTER, INC.
SUNHAWK ACADEMY OF UTAH, INC.
TALISMAN SCHOOL, INC.
TEXAS EXCEL ACADEMY, INC.
TURN-ABOUT RANCH, INC.
YOUTH CARE OF UTAH, INC.
LONE STAR EXPEDITIONS, INC.

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

LIMITED LIABILITY COMPANY SUBSIDIARIES:

ACADEMY OF THE SIERRAS, LLC
ASPEN ACHIEVEMENT ACADEMY, LLC
FOUR CIRCLES RECOVERY CENTER, LLC
OUTBACK THERAPEUTIC EXPEDITIONS, LLC
PASSAGES TO RECOVERY, LLC
TALISMAN SUMMER CAMP, LLC
ASPEN RANCH, LLC
BROMLEY BROOK SCHOOL, LLC
CEDARS ACADEMY, LLC
COPPER CANYON ACADEMY, LLC
ISLAND VIEW RESIDENTIAL TREATMENT CENTER, LLC
NEW LEAF ACADEMY OF NORTH CAROLINA, LLC
ASPEN INSTITUTE FOR BEHAVIORAL ASSESSMENT, LLC
OAKLEY SCHOOL, LLC
SWIFT RIVER ACADEMY, L.L.C.
PHOENIX OUTDOOR, LLC
STRUCTURE HOUSE, LLC
CRC WISCONSIN RD, LLC
BAYSIDE MARIN, LLC
CRC HOLDINGS, LLC
LOAN ADMINISTRATION, LLC
LOAN HOLDINGS, LLC

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

SAN DIEGO TREATMENT SERVICES

By: Jayco Administration, Inc.
Its: Partner

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

By: Treatment Associates, Inc.
Its: Partner

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

CALIFORNIA TREATMENT SERVICES

By: Jayco Administration, Inc.
Its: Partner

By: _____________________________
Name: Kevin Hogge
Title: Chief Financial Officer

By: Treatment Associates, Inc.
Its: Partner

By: _____________________________

Name: Kevin Hogge

Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

MILWAUKEE HEALTH SERVICES SYSTEM

By: WCHS, Inc.
Its: Partner

By: _____________________________
Name: Kevin Hogge
Title: Chief Financial Officer

By: Coral Health Services, Inc.
Its: Partner

By: _____________________________
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

THE CAMP RECOVERY CENTERS, L.P.

By: CRC Recovery, Inc.
Its: General Partner

By: _____________________________
Name: Kevin Hogge
Title: Chief Financial Officer

By: CRC Health Corporation
Its: Limited Partner

By: _____________________________
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

STONEHEDGE CONVALESCENT CENTER LIMITED PARTNERSHIP

By: Stonehedge Convalescent Center, Inc.
Its: General Partner

By: _______________
Name: Kevin Hogge
Title: Chief Financial Officer

By: Comprehensive Addiction Programs, Inc.
Its: Limited Partner

By: _____________________________
Name: Kevin Hogge
Title: Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  _____________________________
Name:
Title:

[Signature Page to Ninth Supplemental Indenture]